                                                                    EXHIBIT 28.1

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-FEB-02
MASTER SERVICING DIVISION

DEAL REFERENCE                                                   93-2A             93-2C             93-2D            93-2E.A
                                                            ---------------   ---------------   ---------------   ---------------
BEGINNING SECURITY BALANCE                                  $ 13,904,503.41   $ 39,487,899.42   $ 25,188,925.65   $ 16,352,214.52
  Loans Repurchased                                                      --                --                --                --
  Scheduled Principal Distribution                                25,816.75         74,365.27        302,382.86        193,233.74
  Additional Principal Distribution                               35,056.75         11,366.68         45,819.19          3,412.50
  Liquidations Distribution                                              --      2,467,816.09      1,389,719.10        704,540.81
  Accelerated Prepayments                                                --                --                --                --
  Adjustments (Cash)                                                     --                --                --                --
  Adjustments (Non-Cash)                                                 --                --                --                --
  Losses/Foreclosures                                                    --                --                --                --
  Special Hazard Account                                                 --                --                --                --
                                                            ---------------   ---------------   ---------------   ---------------
                               Ending Security Balance      $ 13,843,629.91   $ 36,934,351.38   $ 23,451,004.50   $ 15,451,027.47
                                                            ===============   ===============   ===============   ===============
INTEREST DISTRIBUTION:
Due Certificate Holders                                     $     86,717.07   $    233,560.87   $    139,001.25   $     88,349.37
Compensating Interest                                                    --          6,955.77          2,602.99          2,480.11

  Trustee Fee (Tx. Com. Bk.)                                         156.43            493.60            314.86            177.15
  Pool Insurance Premium (PMI Mtg. Ins.)                                 --                --                --          3,597.49
  Pool Insurance (GE Mort. Ins.)                                   3,364.89                --          4,055.42                --
  Pool Insurance (United Guaranty Ins.)                                  --                --                --                --
  Backup for Pool Insurance (Fin. Sec. Assur.)                           --                --                --                --
  Special Hazard Insurance (Comm. and Ind.)                          660.46                --                --                --
  Bond Manager Fee (Capstead)                                        220.15            493.60            367.34            204.40
  Excess Compensating Interest (Capstead)                                --                --                --                --
  Administrative Fee (Capstead)                                      376.61          1,645.38            787.21            579.24
  Administrative Fee (Other)                                             --                --                --                --
  Excess-Fees                                                            --                --                --                --
  Special Hazard Insurance (Aetna Casualty)                              --                --                --                --
  Other                                                                  --                --                --                --
                                                            ---------------   ---------------   ---------------   ---------------
                                             Total Fees            4,778.54          2,632.58          5,524.83          4,558.28
                                                            ---------------   ---------------   ---------------   ---------------
 Servicing Fee                                                     4,036.88         10,117.29          6,895.90          4,344.88
 Interest on Accelerated Prepayments                                     --                --                --                --
                                                            ---------------   ---------------   ---------------   ---------------
                            Total Interest Distribution     $     95,532.49   $    253,266.51   $    154,024.97   $     99,732.64
                                                            ===============   ===============   ===============   ===============
LOAN COUNT                                                               52               160               155               102
WEIGHTED AVERAGE PASS-THROUGH RATE                                 7.483941          7.309074          6.746024          6.665481

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-FEB-02
MASTER SERVICING DIVISION


DEAL REFERENCE                                                93-2E.B            93-2G           1996-C.1          1996-C.2
                                                          ---------------   ---------------   ---------------   ---------------
BEGINNING SECURITY BALANCE                                $ 49,004,882.90   $ 69,486,954.07   $  2,477,710.68   $  7,283,828.53
  Loans Repurchased                                                    --                --                --                --
  Scheduled Principal Distribution                              88,220.07        132,748.19          3,543.37         12,924.49
  Additional Principal Distribution                              8,916.46        112,075.07            206.02            418.54
  Liquidations Distribution                                  2,452,897.38      2,919,048.76                --                --
  Accelerated Prepayments                                              --                --                --                --
  Adjustments (Cash)                                                   --                --                --                --
  Adjustments (Non-Cash)                                               --                --                --                --
  Losses/Foreclosures                                                  --                --                --                --
  Special Hazard Account                                               --                --                --                --
                                                          ---------------   ---------------   ---------------   ---------------
                                Ending Security Balance   $ 46,454,848.99   $ 66,323,082.05   $  2,473,961.29   $  7,270,485.50
                                                          ===============   ===============   ===============   ===============
INTEREST DISTRIBUTION:
Due Certificate Holders                                   $    282,073.01   $    403,556.90   $     14,274.64   $     41,909.80
Compensating Interest                                            8,075.98          9,155.06                --                --

  Trustee Fee (Tx. Com. Bk.)                                       530.89            781.73             30.98             60.70
  Pool Insurance Premium (PMI Mtg. Ins.)                        10,781.07                --                --                --
  Pool Insurance (GE Mort. Ins.)                                       --                --            713.58                --
  Pool Insurance (United Guaranty Ins.)                                --                --                --                --
  Backup for Pool Insurance (Fin. Sec. Assur.)                         --                --                --                --
  Special Hazard Insurance (Comm. and Ind.)                            --                --                --                --
  Bond Manager Fee (Capstead)                                      612.56            868.59                --                --
  Excess Compensating Interest (Capstead)                              --                --                --                --
  Administrative Fee (Capstead)                                  1,735.68          2,895.31            123.88            151.76
  Administrative Fee (Other)                                           --                --                --                --
  Excess-Fees                                                          --                --                --                --
  Special Hazard Insurance (Aetna Casualty)                            --                --             56.79                --
  Other                                                                --                --                --                --
                                                          ---------------   ---------------   ---------------   ---------------
                                             Total Fees         13,660.20          4,545.63            925.23            212.46
                                                          ---------------   ---------------   ---------------   ---------------
 Servicing Fee                                                  12,807.24         17,325.62            774.30          1,642.78
 Interest on Accelerated Prepayments                                   --                --                --                --
                                                          ---------------   ---------------   ---------------   ---------------
                            Total Interest Distribution   $    316,616.43   $    434,583.21   $     15,974.17   $     43,765.04
                                                          ===============   ===============   ===============   ===============
LOAN COUNT                                                            179               268                12                37
WEIGHTED AVERAGE PASS-THROUGH RATE                               7.104982            7.1273          6.913466          6.904578

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
FOR MONTH ENDING:  25-FEB-02
MASTER SERVICING DIVISION


DEAL REFERENCE                                               1996-C.3
                                                          ---------------
BEGINNING SECURITY BALANCE                                $  4,911,000.18
  Loans Repurchased                                                    --
  Scheduled Principal Distribution                               6,905.87
  Additional Principal Distribution                                424.79
  Liquidations Distribution                                    198,368.28
  Accelerated Prepayments                                              --
  Adjustments (Cash)                                                   --
  Adjustments (Non-Cash)                                               --
  Losses/Foreclosures                                                  --
  Special Hazard Account                                               --
                                                          ---------------
                                Ending Security Balance   $  4,705,301.24
                                                          ===============
INTEREST DISTRIBUTION:
Due Certificate Holders                                   $     26,617.02
Compensating Interest                                                  --

  Trustee Fee (Tx. Com. Bk.)                                        40.93
  Pool Insurance Premium (PMI Mtg. Ins.)                               --
  Pool Insurance (GE Mort. Ins.)                                       --
  Pool Insurance (United Guaranty Ins.)                          1,829.34
  Backup for Pool Insurance (Fin. Sec. Assur.)                         --
  Special Hazard Insurance (Comm. and Ind.)                            --
  Bond Manager Fee (Capstead)                                    1,210.95
  Excess Compensating Interest (Capstead)                           15.47
  Administrative Fee (Capstead)                                    209.18
  Administrative Fee (Other)                                           --
  Excess-Fees                                                          --
  Special Hazard Insurance (Aetna Casualty)                        142.01
  Other                                                                --
                                                          ---------------
                                             Total Fees          3,447.88
                                                          ---------------
 Servicing Fee                                                   1,534.68
 Interest on Accelerated Prepayments                                   --
                                                          ---------------
                            Total Interest Distribution   $     31,599.58
                                                          ===============
LOAN COUNT                                                             23
WEIGHTED AVERAGE PASS-THROUGH RATE                               6.799748